Exhibit 99.2

Carpenter Technology Corporation

Supplemental Information - Pounds Sold by Segment

(Unaudited)

	Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
(in thousands)
Specialty Alloys Operations	44,210	55,280	56,014	50,348	45,604
Performance Engineered Products	3,438	4,032	3,772	3,088	3,242
Intersegment	(620)	(1,260)	(1,924)	(704)	(656)

Consolidated pounds sold	47,028	58,052	57,862	52,732	48,190

	Year Ended June 30,
	2011	2010
(in thousands)
Specialty Alloys Operations	207,246	163,158
Performance Engineered Products	14,134	10,348
Intersegment	(4,546)	(532)

Consolidated pounds sold	216,834	172,974